EXHIBIT 16


PRICE WATERHOUSE COOPERS
________________________________________________________________________________

                                                PRICEWATERHOUSECOOPERS LLP
                                                333 Market Street
                                                San Francisco, CA 94105
                                                Telephone (415) 498 5000
                                                Facsimile (415) 498 7100


March 29, 2005


Mr. Tom Sa
Executive Vice President &
Chief Financial Officer
Bridge Capital Holdings
55 Almaden Boulevard #200
San Jose, CA  95113

Dear Mr. Sa:

This is to confirm that the client-auditor relationship between Bridge Capital Holdings (Commission File Number 000-50914) and PricewaterhouseCoopers LLP will cease at the earlier of: (1) the date upon which Bridge Capital Holdings appoints a new independent registered public accounting firms to review the interim financial statements of Bridge Capital Holdings for the quarter ending March 31, 2005 or (ii) completion by PwC of a review of the financial statements of Bridge Capital Holdings for the quarter ending March 31, 2005.

Yours very truly,

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

cc:  Chief Accountant
PCAOB letter file, Mail Stop 11-3
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549